UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2010

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On February 10, 2010, Autobytel Inc., a Delaware corporation (“Autobytel” or the “Company”), received a written notification from the NASDAQ Stock Market LLC (“NASDAQ”) Listing Qualifications Department that the Company has regained compliance with the $1.00 minimum bid price requirement for continued listing on The NASDAQ Global Market pursuant to NASDAQ Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”) and that the matter is now closed.

The notification from NASDAQ stated that on September 15, 2009, the staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The NASDAQ Stock Market. Since then, however, the closing bid price of Autobytel’s common stock has been at $1.00 per share or greater for at least 10 consecutive business days. Accordingly, Autobytel has regained compliance with the Minimum Bid Price Rule.

A copy of the press release issued by the Company on February 10, 2010 with respect to this matter is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated February 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Autobytel Inc.

 Date:   February 10, 2010                                                                                                    By: __/s/ Glenn E. Fuller__________________________
                                                                                                                                                        Glenn E. Fuller, Executive Vice President,
                                                                                                                                                        Chief Legal and Administrative Officer
                                                        and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description______________________________________________________________________________
99.1	Press Release, dated February 10, 2010